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                               ADVANTA CORP.
                               -------------

               DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
               ---------------------------------------------

                     AUTHORIZATION AND ENROLLMENT FORM
                     ---------------------------------

To participate in the Advanta Corp. Dividend Reinvestment and Stock Purchase Plan please complete and sign the attached authorization form, mark your investment option and return it in the enclosed envelope to the Plan Administrator as indicated below:

     If using ordinary mail:            If using a courier service:
     ----------------------             --------------------------

     Mellon Bank, N.A.                  Mellon Bank, N.A.
     Shareholder Investment Service     Shareholders Investment Service
     P.O. Box 750                       Commerce Court
     Pittsburgh, PA 15230               4 Station Square, Third Floor
                                        Pittsburgh, PA 15219

This form authorizes the enrollment of your account in the Plan. You may also make cash investments from $50 to $3,000 per month to purchase additional shares of Class B Stock. You may change or revoke your enrollment in the Plan at any time by notifying Mellon Bank in writing.


                            THIS IS NOT A PROXY
                            -------------------
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                          AUTHORIZATION FORM FOR
                          ----------------------

        ADVANTA CORP. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
        -----------------------------------------------------------


In order to participate in the Advanta Corp. Dividend Reinvestment and Stock Purchase Plan (the "Plan") you must complete the appropriate sections of this attached form and return it in the enclosed envelope to
the Plan's Administrator at the address shown below.   The form appoints
Mellon Bank, N.A. (the "Administrator"), as agent to invest, as indicated thereon, the cash dividends paid on shares of Advanta Corp.'s Class A Common Stock ("Class A Stock") and/or Class B Common Stock ("Class B Stock") registered in your name for the purchase of whole and fractional shares of Class B Stock under the terms and conditions set forth in the
Prospectus which accompanied this authorization form.   The Prospectus
contains a glossary setting forth the definitions of certain capitalized terms used in this form. By completing and signing this authorization form, you certify that you have received the Prospectus and are a registered owner of at least 25 shares of each class of stock which you designate to participate in the Plan.

Please complete the appropriate sections below. If you wish to enroll both Class A Stock and Class B Stock owned by you in the Plan for reinvestment of cash dividends thereon, you must complete both the Class A Stock section (either Box 1 or Box 2) and the Class B Stock section (either Box 3 or Box 4) . If you return a signed form without selecting an investment option, you will be enrolled as having selected Full Dividend Reinvestment.

Check all boxes that are appropriate to your choice (5) and complete all related blanks.

TO ENROLL
CLASS A STOCK: (Note:  Dividends on shares of Class A Stock enrolled in the Plan will be reinvested in CLASS B STOCK)

  Box 1  /  /  FULL DIVIDEND REINVESTMENT - Please apply  dividends on all shares of CLASS A STOCK now or hereafter registered in my name and all shares of Class B Stock credited to my Plan account to the purchase of shares of Class B Stock.*

  Box 2  /  /  PARTIAL DIVIDEND REINVESTMENT - Please apply dividends on shares of CLASS A STOCK (must be a whole number)
               --------- registered in my name and all shares of Class B Stock credited to my Plan account to the purchase of shares of Class B Stock.*

            * Selection of this option will NOT include shares of Class B Stock owned by you directly, but it will cover shares of Class B Stock you acquire through the Plan.


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TO ENROLL
CLASS B STOCK:


  Box 3  /  /  FULL DIVIDEND REINVESTMENT - Please apply  dividends on all shares of CLASS B STOCK now or hereafter registered in my name and all shares of Class B Stock credited to my Plan account to the purchase of additional shares of Class B Stock.

  Box 4 /  /   PARTIAL DIVIDEND REINVESTMENT - Please apply dividends on
                       shares of CLASS B STOCK (must be a whole number)
               ------- registered in my name and all shares of Class B
               Stock credited to my Plan account to the purchase of additional shares of Class B Stock.

TO TRANSMIT CERTIFICATES TO BE HELD BY THE ADMINISTRATOR
FOR ENROLLED PARTICIPATING SHARES ONLY (OPTIONAL):

  Box 5  /  /  TO TRANSMIT PARTICIPATING SHARES OF CLASS B STOCK TO BE
               HELD FOR YOUR ACCOUNT - Please deposit the enclosed
               certificate no.             representing
                               -----------              -------------
               shares of Class B Stock in my Plan account. (Do NOT endorse your share certificates.) NOTE: These shares will be Participating Shares in the Plan and cash dividends thereon will be reinvested in additional shares of Class B Stock. If you have elected the Partial Dividend Reinvestment option and the certificate is for a larger number of shares than the number you have specified next to Box 4, please communicate directly with the Administrator for further instructions.

               If you wish to deposit certificates for shares of Class B Stock with the Administrator to be held in safekeeping only, but without having the cash dividends on such shares reinvested in additional Class B Stock, do not check Box 5.
               Rather, check Box 6.                    ------------------
               -------------------


TO TRANSMIT NON-ENROLLED CLASS B STOCK
CERTIFICATES FOR SAFEKEEPING:

  Box 6  /  /  Please hold the enclosed certificate no.
               representing                shares of    -----------
                            --------------
               Class B Stock for my account for safekeeping. (Do NOT endorse your share certificates) DIVIDENDS ON SAFEKEEPING SHARES WILL NOT BE REINVESTED. If you wish your shares to participate in the Plan (with the dividends thereon reinvested) and you also wish the Administrator to hold your certificates, use Box 5 and do not use this Box.

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CASH INVESTMENTS:

  Box 7  /  /  Please authorize my account in the Cash Investment feature.
               Investments will be at my option by investing cash from time to time for the purchase of shares of Class B Stock.
               I am aware that Cash Investments must not be less than $50 or more than $3,000 per calendar month and that unless Full Dividend Reinvestment has been selected, dividends on shares purchased with cash investments will not be automatically reinvested. I will instruct the Administrator as to how to transmit certificates for shares purchased with Cash Investments. (Do not send funds for Cash Investments until you have been advised that your account has been authorized for Cash Investment.)

INITIAL PURCHASE:

  Box 8  /  /  I wish to make my initial purchase of Class B Stock through the Plan.  My check made payable to Mellon Bank, N.A. in
               the amount of $            is enclosed (must not be less
                              -----------
               than $1,500 or more than $3,000).

               I understand that I may modify or revoke this authorization by instructing the Administrator in writing of my desire to change or terminate my participation. No change will be effective until your instructions are received by the Administrator.

                    Date
                        --------------------------------------------

                    Shareholder
                               -------------------------------------

                    Shareholder
                               -------------------------------------
                    Sign name(s) exactly as shown on stock certificate or as your account is registered. In case of joint owners, each joint owner must sign. If authorization is signed as attorney-in-fact, officer, administrator, executor, trustee or guardian, indicate title as such.

                                   THIS IS NOT A PROXY
                                   -------------------

                               ADVANTA CORP.
                               -------------


To participate in the Advanta Corp. Dividend Reinvestment and Stock Purchase Plan please complete and sign the reverse side of this authorization form, mark your investment option and return it in the enclosed envelope to the Administrator as indicated below:

     If using ordinary mail:            If using a courier service:
     ----------------------             --------------------------

     Mellon Bank, N.A.                  Mellon Bank, N.A.
     Shareholder Investment Service     Shareholders Investment Service
     P.O. Box 750                       Commerce Court
     Pittsburgh, PA 15230               4 Station Square, Third Floor
                                        Pittsburgh, PA 15219

This form authorizes the enrollment of your account in the Plan. You may also make cash investments from $50 to $3,000 per month to purchase additional shares of Class B Stock. You may change or revoke your enrollment in the Plan at any time by notifying Mellon Bank in writing.

Please complete the following section with the name and address to which Plan account statements should be sent:


                    --------------------------------------------
                    (Name)


                    --------------------------------------------
                    (Address)


                    --------------------------------------------
                    (City)         (State)     (Zip Code)


                    --------------------------------------------
                    (Social Security or Tax Identification No.)





                            THIS IS NOT A PROXY
                            -------------------

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                             FOR YOUR RECORDS:
                             -----------------


          Class A:
                    Full      /  /
                    Partial   /  /               # of shares
                                   -------------


          Class B:
                    Full      /  /
                    Partial   /  /               # of shares
                                   -------------


          Safekeeping:                 # of shares
                         -------------


          Cash Investment:  $
                              -------------

          Initial Purchase:  $
                              -------------



          Sent:                         (Date)
               ------------------------